EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2017 Third Quarter Financial Results and Provides Business Update

SES’s President and CEO, and CAO, to Present Conference Call Webcast Today at 4:15 p.m. ET

HOUSTON, May 11, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in clean and efficient production of low-cost synthesis gas for high value energy and chemical markets, today reported financial results for its fiscal 2017 third quarter ended March 31, 2017.

“During the third quarter of our fiscal year 2017, our business activities in Australia have been SES’s area of intense focus and we are now seeing these efforts accelerate. As we announced this morning, we are very excited to have entered into a definitive Technology License Agreement with Australian Future Energy Pty Ltd (AFE). SES owns approximately 40% of AFE, and through AFE, SES expects to also indirectly own an interest in the individual projects. All AFE projects will use Australia’s resources in a responsible manner, and AFE has identified several project opportunities and is expected to initially carry two projects forward into development, design and construction. The scale of these projects is quite large, each on the order of $2 billion total installed cost. The initial two projects combined have the potential to generate approximately $300 million in orders for technology licensing and equipment sales to SES,” said DeLome Fair, SES’s President and CEO. “AFE has also continued to execute on its plan to acquire additional ownership position in coal resources, such as the recently announced 270 million ton Pentland resource acquisition. Additionally, the owners of AFE created Batchfire Resources which acquired ownership of the producing Callide Mine in October 2016. These resources, along with local renewable resources, will be used in combination to fuel the AFE projects. All projects will use our clean energy technology exclusively.

“This top line licensing and equipment revenue, along with future AFE equity project dividends and dividends from both AFE’s and Batchfire’s coal resources from our first global platform, and the development of additional similar platforms in other regions of the world has been, and will continue to be, our focus,” added Ms. Fair. “As we diversify our business we recognize our history in China, which has been a market that has allowed us to successfully commercialize our proprietary clean energy technology with 12 systems. In the future, our focus inside China is to make the business self-sufficient and self-funding, and to generate positive cash flow from our assets. This strategic shift of focus has allowed us to appropriately streamline our costs while retaining our core technology capabilities. This has resulted in a reduction of our company cash expenses from about $8.9 million at the beginning of this fiscal year to a projection of about $6.4 million over the next 12 months.

“While Australia will be our area of intense focus over the next 12 months, we are pursuing the successful AFE model of developing platforms in additional regions of the world that have abundant coal and limited access to affordable natural gas. Opportunities for financially impactful project platforms exist in Eastern Europe, South America and the Caribbean, and we continue the process of moving these forward. Globally, we have a project pipeline with current prospective project opportunities that could exceed $20 billion in total project facilities cost. Along with Australia we continue to pursue other nearer term opportunities in South America, India, the Caribbean and Southeast Asia,” concluded Ms. Fair.

Recent Corporate Highlights

Australia Platform – SES owns approximately 40% of Australian Future Energy Pty Ltd (AFE)

AFE Technology License Agreement for Project in Australia: In May 2017, SES entered into a definitive Technology License Agreement with AFE for a large-scale project in Australia. Based on the terms of the agreement, SES will receive fees based on the licensed capacity for the project, and for the Process Design Package (PDP), totaling $27 million. It is expected that the project will purchase proprietary equipment from SES which, based on the license capacity of the project, could be valued at approximately $120 million and would be contracted soon after completion of the PDP, which is expected to start later this year and take about six months to complete. Fees are to be paid at agreed milestones across the development, design, construction, start-up and operations of the project. The entire package of technology, services and equipment is expected to provide SES with top line revenue of approximately $150 million with attractive gross profit margins. This Technology License Agreement kicks off AFE’s first project, which is expected to be the first of several AFE projects developed for industrial-scale poly-generation facilities that produce low-cost syngas, ammonia for nitrogen fertilizer and ammonium nitrate products, as well as synthetic natural gas and electric power. AFE has identified several project opportunities, and is expected to carry two of these projects forward into development, design and construction, subject to obtaining all necessary Government approvals and funding.

Pentland Resource Acquisition: In April 2017, Great Northern Energy Pty Ltd, a wholly owned subsidiary of AFE, acquired a 270 million ton JORC compliant coal resource lease near Pentland, Queensland. The acquired mine development lease, MDL361, has existing rail access to Townsville, QLD. Under the terms of the definitive agreement for acquiring the mine development lease AFE has completed its first of two payments and is scheduled to complete the final payment within six months. The Pentland resource is located in the northern part of the Galilee Basin which contains large quantities of Permian thermal coal. The Pentland resource has been well proven through significant bore hole evaluation work completed initially by Shell Oil Company in the 1970s and several subsequent analyses since that time.

Callide Mine Operations: The AFE spin-off resource company, Batchfire Resources Pty Ltd., in which SES holds an 11.4% ownership position, continues to improve efficiencies at the Callide Mine which it acquired with uninterrupted operations in October 2016. Financial results at the mine are ahead of the original plan. The Callide Mine is a mature and significantly sized coal producer with substantial recoverable thermal coal reserves, according to Batchfire. The Callide Mine has been a major economic and employment driver for the town of Biloela and central Queensland for more than 70 years, supplemented by the commissioning of the nearby Callide Power Station in 1965. The Callide B and C power stations are leading customers for the mine’s output under long-term supply contracts, essential for major power generation facilities with a combined capacity of 1,510 megawatts.

China Assets

The Company has implemented significant cost reductions in China and has challenged its China team with the goals of becoming self-sufficient and self-funding with capital raised locally in China, and on generating positive cash flow from its existing assets including the Yima and Tianwo-SES joint ventures. The Company is currently evaluating all SES activities in China through this process.

Fiscal Third Quarter 2017 Financial Results (Unaudited)

The Company reported revenues of $22,000 for the three months ended March 31, 2017 (the “Current Quarter”).  During the three months ended March 31, 2016 (the “Comparable Quarter”) total revenues were $51,000, which resulted from engineering feasibility studies and coal testing services for a customer.

The Company reported $20,000 costs of sales during the Current Quarter, which related to the costs incurred for engineering studies for a customer. There was no cost of sales in the Comparable Quarter.

The Company's operating loss from continuing operations for the Current Quarter was $2.7 million versus an operating loss of $2.8 million for the Comparable Quarter. The decrease in operating loss was primarily due to a reduction in general administrative expenses during the Current Quarter.

The net loss attributable to stockholders for the third quarter of fiscal 2017 was approximately $2.7 million during the Current Quarter versus a loss of $3.0 million for the Comparable Quarter.

As of March 31, 2017, the Company had cash and cash equivalents of $7.0 million and working capital of $5.7 million.

Conference Call Information

SES’s President and CEO DeLome Fair and CAO Scott Davis will report on financial results and provide a business update beginning at 4:15 p.m. ET on May 11.

To access the live conference call webcast, please log on to http://services.choruscall.com/links/symx170511.html, or the Investor Center of the corporate website: http://ir.synthesisenergy.com/index.cfm. Alternatively, interested parties may participate in SES’s conference call by phoning (877) 508-9602 (U.S.) or (412) 317-5113 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.”

An archived version of the SES conference call webcast will be available, beginning approximately one hour after its completion, through June 10, 2017. Interested parties can access the telephonic replay on the Investor Center of the company’s website, or by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10105582.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Revenue:
Technology licensing and related services	$22	$51	$27	$351
Total revenue	22	51	27	351

Costs and Expenses:
Costs of sales and plant operating	20	—	22	212
General and administrative expenses	2,155	2,317	6,924	6,165
Stock-based expense	566	526	1,298	2,817
Depreciation and amortization	9	51	57	159

Total costs and expenses	2,750	2,894	8,301	9,353

Operating loss	(2,728)	(2,843)	(8,274)	(9,002)

Non-operating (income)/expense:
Equity in loss of joint venture	40	—	40	—
Foreign currency (gain) loss, net	(16)	(15)	124	167
Interest income	(3)	(6)	(11)	(22)

Net loss before income tax provision	(2,749)	(2,822)	(8,427)	(9,147)

Income tax provision	—	—	—	—

Net Loss from continuing operations	(2,749)	(2,822)	(8,427)	(9,147)
Income/(loss) from discontinued operations	—	(223)	1,929	(2,758)

Net Loss	(2,749)	(3,045)	(6,498)	(11,905)
Less: net loss attributable to noncontrolling interests	(37)	(70)	(270)	(422)

Net loss attributable to SES stockholders	$(2,712)	$(2,975)	$(6,228)	$(11,483)

Net income/(loss) attributable to SES stockholders:
From continuing operations	(2,712)	(2,757)	(8,166)	(8,737)
From discontinued operations	—	(218)	1,938	(2,746)

Net loss attributable to SES stockholders	$(2,712)	$(2,975)	$(6,228)	$(11,483)

Net income/(loss) per share (Basic and diluted):
From continuing operations	(0.03)	(0.03)	(0.09)	(0.10)
From discontinued operations	—	(0.00)	0.02	(0.03)

Net loss attributable to SES stockholders	$(0.03)	$(0.03)	$(0.07)	$(0.13)

Weighted average common shares outstanding:
Basic and diluted	87,177	86,903	87,069	86,713

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except per share amount)

	March 31, 2017	June 30, 2016
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,958	$13,807
Accounts receivable, net	27	27
Prepaid expenses and other currents assets	645	828
Inventory	41	43
Assets of discontinued operations	—	2,682

Total current assets	7,671	17,387

Property, plant and equipment, net	28	54
Intangible asset, net	938	898
Investment in joint ventures	26,541	26,201
Other long-term assets	41	661
Assets of discontinued operations	—	9,980

Total assets	$35,219	$55,181

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and accounts payable	$1,995	$1,655
Liabilities of discontinued operations	—	13,337

Total current liabilities	1,995	14,992

Commitment and contingencies

Shareholders’ equity:

Preferred stock, $0.01 par value- 20,000 shares authorized – no
shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000 shares authorized: 87,311 and 86,984 shares
issued and outstanding, respectively	873	870
Additional paid-in capital	262,602	261,225
Accumulated deficit	(233,166)	(226,938)
Accumulated other comprehensive income	4,071	6,586
Total shareholders’ equity	34,380	41,743
Noncontrolling interests in subsidiaries	(1,156)	(1,554)

Total equity attributable to SES shareholders’	33,224	40,189

Total liabilities and equity	$35,219	$55,181